UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2023

WAVE LIFE SCIENCES LTD.

(Exact name of registrant as specified in its charter)

Singapore	001-37627	98-1356880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Straits View #12-00, Marina One
East Tower
Singapore	018936
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +65 6236 3388

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
$0 Par Value Ordinary Shares	WVE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 6, 2023, Wave Life Sciences Ltd. (the “Company”, “we” or “us”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Leerink Partners LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale in an underwritten offering (the “Offering”) by the Company of an aggregate of 20,000,000 of the Company’s ordinary shares, no par value (the “Firm Shares”), at a public offering price of $5.00 per Share. The gross proceeds to the Company from the Offering are expected to be approximately $100 million before deducting underwriting discounts and commissions and other offering expenses. Under the terms of the Underwriting Agreement, the Underwriters have an option, exercisable for 30 days, to purchase up to an additional 3,000,000 of the Company’s ordinary shares (the “Optional Shares” and, together with the Firm Shares, the “Shares”) at the public offering price less underwriting discounts and commissions. All of the Shares in the Offering are being sold by the Company. The Offering is expected to close on or about December 11, 2023, subject to customary closing conditions.

The Shares in the Offering will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-263251), which was initially filed with the Securities and Exchange Commission (the “Commission”) on March 3, 2022 and was declared effective on May 4, 2022. A prospectus and final prospectus supplement relating to the Offering (the “Final Prospectus Supplement”) will be filed with the Commission on December 8, 2023 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities arising under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and incorporated by reference herein.

A copy of the legal opinion of WongPartnership LLP relating to the validity of the issuance and sale of the Shares offered in the Offering is attached as Exhibit 5.1 hereto.

Item 7.01	Regulation FD Disclosure.

Including the anticipated net proceeds from the Offering and the $20 million milestone payment earned under its collaboration with GSK in December 2023, the Company expects that its cash and cash equivalents will be sufficient to fund operations into the fourth quarter of 2025. Potential future milestones and opt-in payments under the Company’s GSK and Takeda collaborations are not included in its cash runway.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

The Final Prospectus Supplement will contain an update on the Company’s business under the caption “Recent Developments,” which is reproduced below.

“Recent Developments

WVE-006 Dosing

In December 2023, we announced the initiation of dosing in healthy volunteers in the RestorAATion clinical trial program, which is investigating WVE-006 as a potential treatment for alpha-1 antitrypsin deficiency (AATD). WVE-006 is a first-in-class, GalNAc-conjugated RNA editing oligonucleotide (AIMer). It is designed to restore circulation of healthy, wild-type alpha-1 antitrypsin (M-AAT) protein and reduce dysfunctional Z-AAT protein, thereby potentially addressing AATD-related lung disease, liver disease, or both. The RestorAATion clinical program includes healthy volunteers (RestorAATion-1) as well as individuals with AATD who have the homozygous PiZZ mutation (RestorAATion-2) and is designed to provide an efficient path to proof-of-mechanism as measured by restoration of M-AAT protein in serum. We expect to deliver proof-of-mechanism data in individuals with AATD in 2024.

GSK Milestone Payment related to WVE-006

With initiation of dosing in RestorAATion in December 2023, we earned and became entitled to receive a $20.0 million milestone payment under our collaboration with GSK. For WVE-006, we are eligible to receive up to $505 million in additional development, launch and sales-related milestone payments, as well as tiered royalties on net sales, from GSK. Development and commercialization responsibilities will transfer to GSK after we complete the RestorAATion-2 clinical trial.

INHBE for Metabolic disorders, including obesity

As previously announced in connection with our R&D Day in September 2023, we expect to select an INHBE clinical candidate for metabolic disorders, including obesity, in the fourth quarter of 2024 and to submit a clinical trial application (CTA) in 2025.”

On December 7, 2023, the Company issued a press release announcing the pricing of the Offering, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 6, 2023, by and between the Company and J.P. Morgan Securities LLC and Leerink Partners LLC.

5.1	Opinion of WongPartnership LLP.

99.1	Press Release of Wave Life Sciences Ltd., dated December 7, 2023, announcing the pricing of the underwritten offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE LIFE SCIENCES LTD.

By:	/s/ Paul B. Bolno, M.D.
Paul B. Bolno, M.D.
President and Chief Executive Officer

Date: December 7, 2023